Exhibit 5.1

June 4, 2019

Medley Management Inc. (the “Company”)
280 Park Avenue, 6th Floor East
New York, New York 10017

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to your Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 4,500,000 additional shares (the “Shares”) of your Class A common stock, par value $0.01 per share (the “Common Stock”), to be offered pursuant to the Medley Management Inc. 2014 Omnibus Plan, as amended (the “Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Company’s amended and restated certificate of incorporation, the Company’s amended and restated by-laws, and such corporate records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purposes of this opinion. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement and the aforesaid records, certificates and documents.

Upon the basis of such examination, we advise you that, in our opinion, the Shares of Common Stock issuable under the Plan will be, when issued and sold in accordance with the terms of the Plan, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware as in effect on the date hereof (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We assume no obligation to advise you of facts or circumstances that come to our attention or changes in law that occur which could affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP